EXHIBIT 10.2

                       AMENDMENT TO SHAREHOLDERS AGREEMENT

               MEMORANDUM OF AGREEMENT made as of August 30, 2004.

BETWEEN:

            AFRIORE INTERNATIONAL (BARBADOS) LIMITED, a corporation incorporated under the laws of Barbados

            (hereinafter referred to as "AfriOre (Barbados)")

                                                    OF THE FIRST PART

            - and -

            WITS BASIN PRECIOUS MINERALS INC., a corporation incorporated under the laws of the State of Minnesota, U.S.A.

            (hereinafter referred to as "WB")

                                                    OF THE SECOND PART

            - and -

            KWAGGA GOLD (BARBADOS) LIMITED, a corporation incorporated under the laws of Barbados

            (hereinafter referred to as the "Corporation")

                                                    OF THE THIRD PART

      WHEREAS the parties entered into an agreement (the "Shareholders Agreement") concerning the Corporation;

      AND WHEREAS the parties have agreed to amend the Shareholders Agreement on the terms contained herein;

      NOW THEREFORE THIS AGREEMENT WITNESSETH that for and in consideration of the mutual covenants and agreements contained in the Shareholders Agreement and in consideration of the further mutual covenants and agreements herein contained and the sum of Two ($2.00) Dollars (the receipt and sufficiency of which is hereby acknowledged), it is hereby agreed by and between the parties hereto as follows:

1. All terms defined in the Shareholders Agreement shall have the same meaning as so defined when used in this agreement, except as expressly stated herein to the contrary.

2. The Shareholders Agreement is hereby amended by deleting therefrom Sections 1.1(dd), 2.2, 2.3 and 2.8 and substituting therefor the following:

      "1.1(dd) "Shareholder" means at any time any party to this Agreement who is the beneficial owner of any Shares; provided that until such time as WB shall have advanced the additional $75,000 referred to Section 2.2, it shall not be deemed to be a Shareholder notwithstanding that it is the beneficial owner of the Initial WB Shares;"

      "2.2  Phase One

            It is acknowledged and agreed that as of the date hereof WB has advanced $2,025,000 to the Corporation. WB and the Corporation hereby agree that such portion of the WB Advances is hereby converted into, and the Corporation agrees to, within 7 days after the date hereof, issue and deliver to WB 1,817,307 Shares (the "Initial WB Shares"). WB hereby irrevocably authorizes and directs the Corporation to deliver the share certificate representing the Initial WB Shares to AfriOre (Barbados). AfriOre (Barbados) shall hold such share certificates in escrow pending fulfilment by WB of its obligations in the following paragraph.

            WB hereby irrevocably agrees to advance to the Corporation an additional $75,000 on or prior to the later of July 30, 2004 or the date upon which Kwagga has obtained all required permits to commence drilling of the second drill hole in the Project Area. Upon the advance of the $75,000 by WB, such portion of the WB Advances shall be automatically converted into, and the Corporation shall, within seven (7) days thereafter, issue and deliver to WB, 67,308 Shares.

            It is acknowledged that all WB Advances have been, and will be, used to fund Expenses of the Corporation and loans to Kwagga to fund Kwagga's Expenses, to be incurred prior to June 20, 2006."

      "2.3  Default by WB

      In the event that:

      (a)   WB fails to advance the additional $75,000 referred to in Section
            2.2 on or prior to the later of July 30, 2004 or the date upon which Kwagga has obtained all required permits to commence drilling of the second drill hole in the Project Area;

      (b) thereafter Kwagga and AfriOre (Barbados) deliver written notice of such default to WB; and

      (c) WB fails to advance such amount within seven (7) days after WB's receipt of such notice,

      at any time thereafter, upon notice from AfriOre (Barbados) to WB, the Initial WB Shares and the WB Advances (if any) shall be automatically sold by WB to AfriOre (Barbados) against payment by AfriOre (Barbados) to WB of $1.000, whereupon this Agreement shall terminate. For the purposes of such sale, AfriOre (Barbados) is hereby authorized and directed by WB to deliver the share certificate representing the Initial WB Shares (held by AfriOre (Barbados) pursuant to Section 2.2) to itself."

      "2.8  Subscription Price for Shares

      All Shares issued to WB pursuant to:

      (a) Section 2.2 shall be issued at a subscription price of $1.114286 each, representing a total of 1,884,615 Shares to be issued for a gross subscription price of $2,100,000.

      (b) Section 2.5 shall be issued at a subscription price of $0.866666 each, representing a total of 1,615,385 Shares for an aggregate subscription price of $1,400,000."

      3. The Shareholders Agreement, as changed, altered, amended or supplemented by this agreement, shall continue in full force and effect and is hereby confirmed by the parties hereto.

      4. The Shareholders Agreement shall henceforth be read in conjunction with this agreement and the Shareholders Agreement and this agreement shall henceforth have effect so far as practicable as if all the provisions of the Shareholders Agreement and of this agreement were contained in one instrument.

      5. This agreement may be executed in any number of counterparts and all such counterparts taken together will be deemed to constitute one and the same instrument, and further, this agreement may be executed by facsimile signatures.

      IN WITNESS WHEREOF the parties hereto have caused this agreement to be executed as of the day and year first above written.

                                       AFRIORE INTERNATIONAL (BARBADOS) LIMITED

                                       Per:	  /s/ Warren Newfield
                                            ------------------------------------
                                            Name:     Warren Newfield
                                            Title:

                                       WITS BASIN PRECIOUS MINERALS INC.

                                       Per:	  /s/ H. Vance White
                                            ------------------------------------
                                            Name:     H. Vance White
                                            Title: Pres. and CEO

                                       KWAGGA GOLD HOLDINGS (BARBADOS) LIMITED

                                       Per:	  /s/ Warren Newfield
                                            ------------------------------------
                                            Name:     Warren Newfield
                                            Title: